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                                                                    EXHIBIT 99.1

         CUBIST PHARMACEUTICALS, INC. TO ACQUIRE TERRAGEN DISCOVERY INC.

    Company Establishes Global Presence and Expands into Natural Product Drug
                                    Discovery

     ****CONFERENCE CALL & LIVE WEBCAST TODAY AUGUST 8th AT 10:30 am ET****

CAMBRIDGE, MASS., AND VANCOUVER, BC, AUGUST 8, 2000 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) and TerraGen Discovery Inc. today jointly announced the signing of a definitive agreement for Cubist to acquire TerraGen, a privately held company with operations in Vancouver, Canada and Slough, England. With the acquisition, Cubist will enhance both its antimicrobial drug discovery platform and product development engine and will obtain TerraGen's proprietary technologies and expertise in the area of small molecule drug discovery from natural products.

(Photo:         http://www.newscom.com/cgi-bin/prnh/20000717/CUBELOGO)

There currently exist severe technical limitations in the ability to culture over 99% of the microbes present in the environment. As a result, less than 1% of existing natural microbial metabolites has been accessible for drug screening. Despite these obstacles, however, natural diversity has proven to be a rich source of pharmaceuticals-with greater than $14 billion annually in global antibiotic sales derived from products from natural sources. Importantly, TerraGen's proprietary technology portfolio overcomes the current technological barriers, enabling the identification, production and screening for pharmaceuticals from the untapped portion of the biological diversity that exists today. In addition, TerraGen's expertise in directed biosynthesis provides unique approaches for generating improved versions of existing drugs by altering the metabolic pathways responsible for their production.

Specifically, TerraGen's patent estate covers the methods by which environmental samples are collected and large DNA fragments encoding entire metabolic pathways are cloned to create the NatGen(TM) collection of organisms, which produce novel compounds. These techniques, coupled with TerraGen's NatChem(TM) chemical extract library generated from a variety of microorganisms, greatly expand the diversity of compounds that can be screened as drug candidates and extend the utility of the conventional tools of natural product chemistry. Both companies believe that such compounds will play a significant role in the discovery of novel drugs in the field of antiinfectives as well as other important therapeutic areas.

"We believe this acquisition will accelerate the achievement of our strategic goal of attaining world leadership and a global presence in antiinfective drug discovery, development and commercialization," said Scott M. Rocklage, Ph.D., Chairman, President and CEO of Cubist. "We will have one of the largest committed efforts in the discovery and development of antiinfectives in the world. Adding to the clinical success to date of Cidecin(TM), our lipopeptide antibiotic currently in Phase III clinical trials, we will begin implementing natural product chemistry technologies to expand our lipopeptide product franchise. We will also broaden our drug discovery efforts to include natural products, which currently are the source of 40% of the world's top-selling drugs. In addition," Dr. Rocklage concluded, "as a result of the


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acquisition, we will have facilities established in Europe from which we can both oversee our ongoing global clinical trials and manage our contract manufacturing facilities."

"My colleagues and I are thrilled to be joining the Cubist team," said Julian Davies, Ph.D., Chief Scientific Officer of TerraGen. "Cubist's experience in the clinical development of a natural product, Cidecin, and its ongoing efforts in the discovery of novel antiinfective agents make it the optimal choice to take best advantage of our novel technology by providing resources and experience to realize its full potential. We look forward to the successful integration of our complementary strengths in discovery and development and participation in the expansion of Cubist's drug discovery program."

Under the terms of the agreement, which both boards of directors have unanimously approved, Cubist will acquire all of TerraGen's outstanding shares in a stock-for-stock merger that is intended to be accounted for under a pooling-of-interest treatment. Upon completion of the transaction, Cubist will issue approximately $29 million worth of stock, or approximately 608,000 shares, which is 2.1 % of its post-transaction, outstanding primary share count. Completion of the acquisition is subject to review under the Hart- Scott-Rodino Antitrust Improvement Act, to a vote of TerraGen's shareholders and to other customary closing conditions. Cubist has already received agreements for affirmative votes from 75% of TerraGen shareholders.

Bay City Capital acted as advisors to Cubist Pharmaceuticals for this transaction.

TerraGen Discovery, Inc. is developing and applying innovative drug discovery capabilities based on generating and screening novel small molecules derived from traditionally inaccessible microbes. The Company's proprietary combinatorial biosynthesis technologies provide unique access to a broad range of structurally and functionally distinct compounds. TerraGen is partnering with established pharmaceuticals companies to apply its platform to the discovery of novel drugs and other high-value products, and is focusing its initial internal drug discovery efforts on antiinfectives. TerraGen is a privately held, venture-backed biotechnology company headquartered in Vancouver, British Columbia.

Cubist Pharmaceuticals is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the safety and efficacy of Cidecin(TM) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin in Gram-positive Entities) clinical trial program and is engaged in multiple, strategic partnerships, including Novartis Pharma AG and Merck & Co. for the discovery and development of novel antiinfectives.

CUBIST SAFEHARBOR STATEMENT
Statements contained herein that are not historical fact may be forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's ability to develop and commercialize its products before its competitors. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A (file No. 000-21379) filed on April 3, 2000.


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         ******************CONFERENCE CALL INFORMATION******************

            WHEN:                              Today, August 8 at 10:30 am ET
            DOMESTIC & CANADA CALL-IN:         800-711-5301
            INTERNATIONAL CALL-IN:             785-832-0201
            CONFERENCE CALL CODE:              PR379

            CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

http://www.vcall.com
         Replays will be available for one week at 888-566-0167 or 402-530-9312 and for 90 days at http://www.vcall.com

       *******************************************************************

           For additional information, visit the Company's Web site at http://www.cubist.com or http://www.noonanrusso.com.

Cubist Pharmaceuticals, Inc.                 Noonan/Russo Communications
   Jennifer LaVin                                Chris Morrison - media
   Senior Director,                              Corporate Communications
   (617) 576-4258                                (212) 696-4455 ext. 230
   jlavin@cubist.com                             c.morrison@noonanrusso.com

SOURCE  Cubist Pharmaceuticals, Inc.

                         Web site: http://www.cubist.com

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        Archive: http://photoarchive.ap.org PRN Photo Desk, 888-776-6555 or 201-369-3467

        Company News On-Call: http://www.prnewswire.com/comp/119304.html or fax, 800-758-5804, ext.119304

CAPTION: CUBELOGO    CUBIST PHARMACEUTICALS LOGO    Cubist
Pharmeceuticals Logo. (PRNewsFoto)[AG]    CAMBRIDGE, MA USA
07/17/2000
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